SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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VSI HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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VSI Holdings, Inc.
Notice of 2000 Annual Meeting of Shareholders

To the Shareholders:

We are pleased to notify you that the annual meeting of shareholders of VSI Holdings, Inc. will be held at its Vision Center at 1664 Star Batt Drive, Rochester Hills, Michigan 48309, on Tuesday, May 16, 2000, at 9:30 a.m., for the following purposes:

1. Election of seven directors to serve one-year terms until the annual meeting of shareholders in 2001 (and in each case, until their respective successors shall be duly elected and qualified);

2. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Since there are no additional issues to be presented or discussed, we anticipate that the annual meeting will last no longer than 15 minutes. Only shareholders of record at the close of business on March 31, 2000 are entitled to notice of and to vote at this meeting. The stock transfer books will not be closed.

Shareholders are urged to fill in, date, sign, and return promptly the enclosed proxy card in the enclosed prepaid envelope. It is desirable that as many shareholders as possible be represented at the meeting. Whether or not you now expect to be present at the meeting, please execute and return the enclosed proxy card. You may revoke the proxy card at any time before the authority granted therein is exercised whether or not you attend the meeting.

                             By Order of the Board of Directors:

                             Steve Toth, Jr., Chairman
                             and Chief Executive Officer

March 31, 2000

VSI HOLDINGS, INC.
2100 North Woodward Avenue
West 201
Bloomfield Hills, Michigan 48304
(248) 644-0500

PROXY STATEMENT

Annual Meeting of Shareholders -- May 16, 2000, 9:30 a.m.

The Board of Directors of VSI Holdings, Inc. (the "Company", "We", "Us", "Our") hereby solicits your proxy, by the proxy card enclosed with this Proxy Statement, for use at the annual meeting of shareholders to be held at the our Vision Center at 1664 Star Batt Drive, Rochester Hills, Michigan 48309, on Tuesday, May 16, 2000, at 9:30 a.m., or at any adjournment thereof.

The Board of Directors has designated Messrs. Thomas W. Marquis and Robert J. Marshall as proxies of the Board on the enclosed proxy card. When a proxy card is returned, properly executed, and in time for the meeting, the shares represented thereby will be voted at the meeting. Where the shareholder has specified on the proxy card a choice on any matter with respect to which a vote is taken, the shares will be voted by the proxies according to the specification made. Any person executing the enclosed proxy card may revoke it at any time prior to the actual voting thereof, by filing an instrument revoking it, or a duly executed proxy card bearing a later date, with the Secretary of the Company.

This Proxy Statement is first being sent to shareholders on or about April 7, 2000, and is accompanied by our Annual Report to Shareholders for the fiscal year ended September 30, 1999.

VOTING

Voting rights are held by the owners of the Common Stock, of which each share is entitled to one vote on each matter coming before the shareholders. Only one class of 60,000,000 shares of $.01 par value Common Stock is authorized; none of the authorized Preferred Stock has been issued. On March 7, 2000, we had 33,260,281 shares of Common Stock (net of 300,250 treasury shares) outstanding.

MANAGEMENT STOCK OWNERSHIP

The table below shows how much stock of the Company each director, nominee, and Named Executive beneficially owned as of February 25, 2000. Such shares, and shares issuable under options exercisable within 60 days, were owned by:

Name and Address	Shares Owned	% Ownership
Steve Toth, Jr. (1) 2100 North Woodward West, Suite 201 Bloomfield Hills, Michigan 48304	27,800,755	83.59%
Martin S. Suchik (2) 1778 Ellsworth Industrial Blvd. Atlanta, Georgia 30318	515,058	1.55%
Thomas W. Marquis (3) 2100 North Woodward West, Suite 201 Bloomfield Hills, Michigan 48304	514,431	1.55%
Harold A. Poling (5) 290 Town Center Drive, Suite 322 Dearborn, Michigan 48126	307,500.92%
Steve Schultz 2100 North Woodward West, Suite 201 Bloomfield Hills, Michigan 48304	54,585.16%
Terry Davis 2100 North Woodward West, Suite 201 Bloomfield Hills, Michigan 48304	918,906	2.76%
Robert F. Sui (4) 1577 North Woodward Avenue Bloomfield Hills, Michigan 48304	3,500.01%
Ralph Armijo 6399 S. Fiddler's Green Circle, Suite 300 Greenwood Village, Colorado 80111	0.00%
William James (6) 710 North Woodward Avenue Bloomfield Hills, Michigan 48304	5,000.02%
All directors and officers as a group (9 persons) (1-6)	30,119,735	90.11%

(1) Toth is trustee of trusts benefiting him that own 400,000 and 11,826,323 shares. Toth's spouse is the trustee of trusts benefiting Toth's daughter that owns 11,712,199 shares, and of another trust benefiting her that owns 1,010,797 shares. Toth disclaims beneficial interest in the shares held by trusts benefiting his daughter and spouse, but such shares are included with his holdings. CLT, a Michigan partnership affiliated with Toth ("CLT"), holds 1,950,586 shares. 900,850 shares are held by a charitable foundation of which Toth is executive director.

(2) Suchik owns 433,425 shares, while his IRA owns another 11,113 shares. Suchik's three adult children own 91,126, 91,187 and 91,187 shares. Suchik disclaims beneficial interest in such shares, which are not included with his holdings. Suchik is fully vested in two options for 40,000 and 30,520 shares under the 1986 Incentive and Non-Qualified Plans exercisable at $.55 and $.50 per share, respectively; these options expire on January 15, 2001.

(3) Marquis is trustee of a trust benefiting him that owns 261,567 shares. His spouse is trustee of a trust benefiting her that owns 252,864 shares. Marquis disclaims beneficial ownership of his spouse's shares.

(4) Under the Independent Director Stock Option Plan, Sui was granted a 10,000 share option, exercisable for $6.375 per share. Such options vest at the rate of 500 shares for each Board meeting attended and 1,000 shares annually; Sui is vested in 2,500 shares, and an additional 1,000 shares will vest on April 8, 2000.

(5) Poling owns 250,000 shares and was issued options for 15,000 shares, exercisable for $6.20 per share, which are fully vested. In addition, he has options for 50,000 and 35,000 shares, exercisable for $5.75 and $8.25, respectively. These options were 50% vested at November 20, 1999 and will be fully vested on November 20, 2000.

(6) James is fully vested in options for 5,000 shares, exercisable for $6.20 per share.

AGENDA

There is one matter which the Board of Directors now intends to propose at the annual meeting of shareholders. The persons named in the enclosed proxy card will vote such proxy as specified (unless authority to so vote is withheld) for the election of the nominees for director listed in Proposal (1) except that, if at the time of the meeting, any nominee listed has become unavailable for any reason, the persons named on the proxy card will vote for a substitute nominee as they, in their discretion, shall determine:

Proposal (1)
Election of Directors

Our By-Laws provide for a Board of Directors of up to nine members. Each person nominated will serve, if elected, until the next annual meeting of shareholders in 2001. The Board currently knows of no reason why any of its nominees is likely to become unavailable.

The following paragraphs provide information as of March 24, 2000 as to each Board nominee as director. The vote of the stock entitled to cast a majority of the shares present or represented at the meeting is required for the election of each director.

NOMINEES

Steve Toth, Jr., age 75, became Chairman, President and Chief Executive Officer of the Company in 1997 and has been a Board member since 1994. Toth has served as President of subsidiaries Visual Services, Inc., Vispac, Inc. and Advanced Animations, Inc. since before their acquisition by VSI Holdings, Inc.

Martin S. Suchik, age 54, has been a director of the Company since 1997. Suchik has been President of several privately held companies, retailing womens clothing since 1979. Suchik is the nephew of Toth.

Thomas W. Marquis, age 56, has been the Chief Financial Officer of subsidiary Visual Services, Inc. since 1988. He became Treasurer and Chief Financial and Accounting Officer of the Company in April 1997, became Secretary of the Company in June 1998, and has been a Board member since March 1994. Marquis serves as Senior Vice President, Secretary and Treasurer of subsidiaries Visual Services, Inc., Vispac, Inc. and Advanced Animations, Inc.

Harold A. Poling, age 74, was Chairman of the Board and Chief Executive Officer of Ford Motor Company. He retired January 1, 1994. Recently, he was appointed Chairman of Eclipse Aviation Corporation. He is a Director of Shell Oil Company, Flint Ink Corporation, Kellogg Company, Meritor Automotive, Inc. and Thermadyne Holdings Corporation. He is also a board consultant for The LTV Corporation, and is on the Investment Banking Advisory Board of Donaldson, Lufkin & Jenrette.

Ralph Armijo, age 47, has served as the President, Chief Executive Officer and as a Director of Navidec since its inception in 1993. He serves as Chairman of the Board of DriveOff.com, Inc., and is a Director for the Internet Automobile Dealers Marketing Association.

Robert F. Sui, age 46, became a Company director in 1998. He is a Senior Vice President with Merrill Lynch's Private Client Group, where he has served for the last 22 years.

William James, age 66, has been a Managing General Partner of James Communications Partners since 1986. Prior to that, he was an Executive Vice President with Capital Cities Communications (Capital Cities / ABC).

In the last year, the Board held three meetings (two by telephone), which all directors attended except for one meeting for which Sui was absent. Toth, Marquis, and Sui comprise the Executive Committee. The Board will reconstitute the Audit and Compensation Committees at its next meeting. None of the Committees met last year.

Each non-executive officer director receives a $9,000 annual fee, plus a $3,000 meeting fee for meetings in excess of three per year, with no additional payment for membership on or meetings of any committees, except pursuant to the Independent Director Stock Option Plan (see stock ownership table). Except for Toth and Suchik, no officer or director is related to another by blood, marriage or adoption, not more remote than first cousin. In the last year, Forms 4 were filed by Toth (5), and by Suchik (1). All Forms 4 were filed on a timely basis, except for two of Toth's Forms 4. Except as noted, all directors are believed to have filed this year's annual Forms 5 on a timely basis; Suchik filed several days late.

EXECUTIVE COMPENSATION

The compensation for the last three years paid the Company's executive officers were:

					Long Term Compensation
	Annual Compensation				Awards
(a)	(b)	(c)	(d)	(e)	(f)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)
Steve Toth Jr. CEO	1999	312,000	0	1,920
	1998	624,000	0	950
	1997	642,000	0	1,800
Thomas W. Marquis Treasurer, Secretary	1999	150,000	0	1,800
	1998	150,000	0	885
	1997	150,000	0	1,080
Steve Schultz Exec V P - Sales	1999	206,660	0	1,920
	1998	206,660	0	950	$566,234
	1997	156,660	0	1,800
Terry Davis Exec V P	1999	300,000	0	1,920
	1998	300,000	0	950
	1997	275,000	0	1,800

None of the executive officers have contractual compensation agreements. The "other" amounts listed are the Company's 401(k) contributions. None of the above officers received long term compensation payouts or awards covered by the table above.

At September 30, 1998, Suchik was fully vested in stock options for 40,000 and 30,520 shares under the 1986 Incentive and Non-Qualified Plans, with respective exercise prices of $.55 and $.50 per share; these options expire January 15, 2001.

In fiscal year 1998, Steve Schultz was awarded 88,821 shares of restricted stock, of which 29,607 shares were issued in December, 1998 and 29,607 shares were issued in December, 1999. No dividends were paid or are planned. Officers may participate in the Company's 401(k) and stock option plans. Such stock option plans provide that the price of any common stock issued to officers, directors, employees and their affiliates pursuant to any stock grant or exercise of any stock option shall be no less than the fair market value of the Common Stock on the date of the stock or option grant.

SEC rules require a performance graph comparing, over a five-year period, the performance of our common stock against a broad market index and against either a published industry or line-of-business index or a group of peer issuers or issuers with similar market capitalization. We chose the Wilshire Small Cap Index as the broad market index, and the Russell 2000 Index because the campanies covered by that index include many of the companies in the Marketing Services industry. The performance graph assumes an initial investment of $100 and reinvestment of all dividends.

Chart Points	09/30/94	09/30/95	09/30/96	09/30/97	09/30/98	09/30/99
VSI Holdings, Inc.	100.00	56.25	43.75	593.75	512.50	443.75
Wilshire Small Cap	100.00	121.51	135.42	191.52	150.32	197.31
Russell 2000	100.00	121.19	135.25	177.19	141.96	166.84

[GRAPH]

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Steve Toth, Jr. (Toth), Chairman and President, directly and indirectly owns 83.59% of the Company as of November 22, 1999.

Loans to and from Toth Family. At September 30, 1999, we had advanced $686,000 to Toth, which amount is non-interest bearing and unsecured. Offsetting this amount is a subordinated note payable to Toth. (See "Declared Distributions to Stockholders" below.)

CLT Stock Option. The 1993 reorganization plan of the former Retail segment provided that Toth be issued a stock option for 825,000 shares. Toth has assigned this option to CLT, which exercised the options for 400,000 of those shares in 1995, and the remaining 425,000 shares in November, 1999 at $.15625 per share.

At September 30, 1999, CLT had invested $4.2 million in Oz Entertainment Corporation and KC Investors, LP. These are the organizations which are developing the Wonderful World of Oz theme park which is scheduled to open in 2003. Our investment, combined with CLT totalled was $8.2 million at September 30, 1999. Together, these investments account for 21% ownership of KC Investors and 11% of Oz Entertainment Corporation.

At September 30, 1999, CLT invested $75,000 and we invested $50,000 in Visual Learning Systems, LLC. VLS is a start-up company who creates platforms and software tools to educate and train individuals over the internet. CLT has 16.67% of the voting shares and we have 50%.

Declared Distributions to Stockholders. Prior to their acquisition, in February, July and September 1997, the income of each subsidiary (Advanced Animations, Inc., Vispac, Inc. and Visual Services, Inc.) was taxed to their respective stockholders and members. A portion of such income was distributed to pay such taxes. At September 30, 1997, we had declared, and owed, distributions of $20,659,000 to such stockholders and members. Such distributions relate not only to income earned by such subsidiaries from October 1, 1996 until their acquisition, but also include income previously retained by such subsidiaries as necessary working capital. $9,295,000 of the $20,659,000 was converted into a subordinated note payable from us to these former Stockholders. $7,553,000 of this subordinated note belongs to Toth. Interest of $805,000 was accrued during the fiscal year, of which $663,000 was paid ($529,000 to Toth).

Lease of Real Estate. Toth directly and indirectly owns the entire interest in a partnership that owns the building in which Vispac is based. The lease for $551,000 per year until November, 2001 and $638,000 until it expires in September 2006. The rental charges do not exceed those ordinarily and customarily paid in the community.

Contingent liability for discontinued operations. We are the guarantor of several store leases being used by the BKNT Retail Stores, Inc. At September 30, 1999 the lease obligations amounted to $1,035,000. This amount will reduce to $442,000 in the year ended September 30, 2000; $113,000 in the fiscal year ended 2001; $25,000 in the fiscal year ended 2002. This contingent liability is partially offset by the pledging of 216,250 Company shares by Martin Suchik.

SOLICITATION

We will bear the expense of this solicitation of proxies. Solicitations will be made by the use of the mail, except that our officers and regular employees may make solicitations of proxies by telephone or correspondence. Brokerage houses, custodians, nominees and fiduciaries may be requested to forward the proxy-soliciting material to the beneficial owners of the stock held of record by such persons, and we will reimburse them for their reasonable charges and expenses in this connection.

OTHER BUSINESS

Management does not know of any other matters which will be presented for action at the meeting. If any other matters properly come before the meeting, the holders of effective proxies solicited by our management will have discretionary authority to vote the shares represented on such matters in accordance with their best judgment.

INDEPENDENT AUDITORS

The Board of Directors is scheduled at its next meeting to ratify management's selection of Plante & Moran, LLP, Ann Arbor, Michigan, as the independent auditors of the Company for the current fiscal year. Plante & Moran, LLP is a nationally known firm of certified public accountants with offices in the principal cities of the midwestern United States. The firm, or its predecessors, has audited the financial statements of the Company's principal subsidiaries for a number of years. A representative of Plante & Moran, LLP is expected to be present at the annual shareholders' meeting.

SHAREHOLDER PROPOSALS

The deadline for receipt of shareholder proposals for inclusion in our Proxy Material for the 2001 Annual Meeting of Shareholders is November 30, 2000. Any such proposals should be sent to our Secretary, Thomas W. Marquis at 2100 North Woodward Avenue, West 201, Bloomfield Hills, MI 48304.

ANNUAL REPORT AND FINANCIAL STATEMENTS

We have filed with the Securities and Exchange Commission an annual report on Form 10-K under the Securities Exchange Act of 1934 for its September 30, 1999 fiscal year. Such Form 10-K, minus exhibits, together with a quarterly report for the December 31, 1999 fiscal quarter, have been sent to each shareholder, but are not part of the proxy-soliciting material. Shareholders may request the complete Form 10-K, including exhibits, or any one exhibit conditioned upon payment of our reasonable expenses in furnishing such exhibit(s). Such written request should be sent to our Secretary, Thomas W. Marquis at 2100 North Woodward Avenue, West 201, Bloomfield Hills, MI 48304.

The Board Recommends a vote FOR All Nominees

1. Election of Directors
Steve Toth, Jr., Thomas W. Marquis, Martin S. Suchik, Harold A. Poling, Robert F. Sui, Ralph Armijo, William James
[ ]FOR all nominees (except as marked to the contrary)
[ ]WITHHOLD AUTHORITY to vote for all nominees
Instructions: To withhold authority to vote for any individual nominee, mark through that nominee's name below.

2. In their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES

Dated:____________________, 2000

________________________________
(Signature)

________________________________
(Joint Signature if applicable)

Please sign exactly as your name appears on the left. If shares are jointly held, all joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in partnership name by authorized officer.

VSI HOLDINGS, INC.
PROXY SOLICITED BY BOARD OF DIRECTORS FOR
ANNUAL MEETING OF HOLDERS OF COMMON STOCK

MAY 16, 2000, 9:30 a.m.

The undersigned appoints Thomas W. Marquis and Robert J. Marshall or either acting in the absence of the other, with full power of substitution, the undersigned's true and lawful attorneys and proxies, to attend the annual meeting of the shareholders of VSI Holdings, Inc., to be held at our Vision Center, 1664 Star Batt Drive, Rochester Hills, Michigan, 48309 on Tuesday, May 16, 1999, at 9:30 a.m. and any adjournments thereof, and to vote all of the shares of Common Stock which the undersigned could vote, with all powers thereof the undersigned would possess if present at such meeting.

(Please sign and date on the reverse side)